EX 10.16
             FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


      FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of September 13, 1999, is between FIELD GROUP PUBLIC LIMITED COMPANY (registered in England No. 2586987) (the "Company"), CHESAPEAKE CORPORATION, a Virginia corporation ("Chesapeake") and KEITH GILCHRIST (the "Director").

      WHEREAS, the Company, Chesapeake and the Director entered into an employment agreement (the "Agreement") dated March 31, 1997, providing for the terms and conditions of the Director's service as the Company's chief Executive; and

      WHEREAS, Chesapeake has approved the terms of agreements with selected officers of Chesapeake to provide certain assurances to the officers regarding the terms applicable to certain terminations of the officers' service and to provide certain assurances to Chesapeake regarding the officers' conduct during the term of the agreements and following the officers' termination of service; and

      WHEREAS, the Company, Chesapeake and the Director desire to amend the Agreement to more nearly conform to the terms of the agreements between Chesapeake and other officers of Chesapeake;
and

     WHEREAS, the Director agrees to an extension of his covenant not to solicit customers or employees of the Company or any Associated Company following certain terminations of his employment in consideration for the assurances provided to the Director by the Company and Chesapeake;

      NOW THEREFORE, the Agreement is hereby amended in the following respects:

    FIRST:   The  second  sentence  of  clause  2(A)  of  the
    Agreement is amended to read as follows:

    The Company may give the Director not less than 36 months' notice in writing of by payment of 36 months' salary and other contractual benefits in lieu thereof at any time and the Director may give to the Company not less than 12 months' notice in writing at any time or, in accordance with clause 23, may resign for Good Reason (as defined in clause 23).

    SECOND: The first sentence of clause 12 of the Agreement is amended by adding the following provision after the words "one year after termination of his employment":

    (or 13 months after termination of employment if the Director's employment is terminated after a Change in Control (as defined in clause 23) for a reason other than as enumerated under clause 17)

    THIRD: The Agreement is amended by adding clause 23 to read as follows:

     23.  Special Severance Benefits

           (A) The Director shall be entitled to receive the severance and welfare benefits described in this clause 23 if, during the term of appointment described in clause 2,
     (x) there is a Change in Control and the Director terminates his employment with the Company, each Chesapeake Company and each Associated Company and their successors thereafter with Good Reason or (y) there is a sale or other divestiture of the Company or substantially all of its assets by Chesapeake and the Director terminates his employment with the Company, Chesapeake, each Chesapeake Company and each Associated Company and their successors thereafter with Good Reason.

                (i)   The severance benefit payable under
          clause 23 is an amount equal to the sum of  (x)
          three  times the Director's annual base  salary
          (as  in  effect on the date the Director ceases
          to be employed by the Company, Chesapeake, each
          Chesapeake Company and each Associated  Company
          and   their  successors  or,  if  greater,  the
          highest annual rate of base salary as in effect
          during   the   twelve  months  preceding   such
          cessation  of employment) and (y)  three  times
          the Director's annual incentive plan target for
          the  year  in which the Director ceases  to  be
          employed  by  the  Company,  Chesapeake,   each
          Chesapeake Company and each Associated  Company
          and  their successors or, if greater, the  year
          preceding  such  cessation of employment.   The
          severance  benefit described in  the  preceding
          sentence shall be reduced by the amount of  any
          severance benefit payable to the Director under
          the  Chesapeake Corporation Salaried Employees'
          Benefits   Continuation  Plan.   The  severance
          benefit  payable  under this  clause  23,  less
          applicable    taxes   and   other    authorized
          deductions,  shall be paid in a single  sum  as
          soon  as  practicable following the  Director's
          cessation  of  employment  with  the   Company,
          Chesapeake, each Chesapeake Company and each Associated Company and their successors.

                (ii)  The welfare benefits provided under
          this  clause 23 are continued coverage  of  the
          Director and the Director's eligible dependents
          under  all life, disability, medical and dental
          benefit   plans  and  programs  in  which   the
          Director participates immediately prior to  the
          Director's date of termination on such terms as
          are  then  in  effect.  In the event  that  the
          continued  coverage  of  the  Director  or  the
          Director's eligible dependents in any such plan
          or  program is barred by its terms, the Company
          shall  arrange to provide the Director and  the
          Director's  eligible dependents  with  benefits
          substantially  similar to those to  which  they
          are  entitled  to receive under such  plans  or
          programs.   The  continued  coverage   provided
          under this clause 23 shall continue until the earlier of (x) the third anniversary of the Director's cessation of service to the Company, Chesapeake, each Chesapeake Company and each Associated Company and their successors and (y) the date that the Director is eligible for similar coverage under another employer's plan.

          (B) The term "Change in Control" has the same meaning, as of any applicable date, as set forth in the Chesapeake Corporation Benefits Plan Trust (as in effect on such date).

          (C) The term "Good Reason" means (x) a material reduction in the Director's duties or responsibilities;
    (y) the failure by the Company or its successors to permit the Director to exercise such responsibilities as are consistent with the Director's position; (z) a requirement that the Director relocate his principal place of employment to a location that is at least fifty miles farther from his principal residence than was his former principal place of employment; (x) the failure by the Company or its successor to award the Director annual incentive, long-term incentive or stock option opportunities consistent with those provided to similarly situated executives and (y) the failure by the Company or its successor to make a payment when due to the Director.

      Except as provided above, the terms of the Agreement, effective March 31, 1997, shall remain in effect.

      IN WITNESS WHEREOF, the Company and Chesapeake have cause this First Amendment to Employment Agreement to be duly executed on their behalf and the Director has duly executed this First Amendment to Employment Agreement, all as of the date first above written.

SIGNED by Thomas H. Johnson   )   /s/ Thomas H. Johnson
on behalf of the Company      )
in the presence of:           )  /s/ Thomas A. Smith

SIGNED by Thomas H. Johnson   ) /s/ Thomas H. Johnson
on behalf of Chesapeake       )
in the presence of:           ) /s/ Thomas A. Smith

SIGNED by the Director        )  /s/ Keith Gilchrist
in the presence of:           )  /s/ Marion Baker